4:

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________

March 20, 2002
(Date of Report (date of earliest event reported))

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in charter)

32
New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55:
90 Taylor Drive, North Tonawanda, New York	14120-0748
(Address of principal executive offices)	(Zip Code)

716-694-0800
(Registrant's telephone number, including area code)

Item 5. Other Events.

On March 20, 2002, the Board of Directors voted unanimously to continue Registrant's 1998 plan to purchase shares of its outstanding common stock, $.025 par value ("Shares"), through open market purchases, at the direction of Registrant's President and Chief Executive Officer, Douglas P. Taylor. The Board authorized $200,000 of cash on hand to be made available for the purchases to which will be added $44,000 remaining from the previous authorization.

The table below shows funds expended and shares purchased since December 1998:

83:
YEAR	FUNDS EXPENDED	SHARES

1/1/99 to 12/31/99	$148,193	56,054
1/1/00 to 12/31/00	$120,397	40,889
1/1/01 to 12/31/01*	$147,645	33,353

TOTAL	$416,235	130,296

*Includes purchases permitted by Release Nos. 34-44791 and 34-44827.

Purchases may be made from time to time, commencing March 20, 2002, through April 1, 2003, at the then current market price of the Shares.

Exhibits filed as part of this Report:

120:
	Exhibit Number	Page in sequential numbering system where Exhibit is found

(99)	Press release dated April 4, 2002	3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

143:
TAYLOR DEVICES, INC.
(registrant)

DATED:	April 4, 2002	By: /s/DouglasP.Taylor
Douglas P. Taylor, President and Chief Executive Officer

Exhibit 99

PRESS RELEASE DATED APRIL 4, 2002

Contact: Regan & Associates
(212) 587-3005

FOR IMMEDIATE RELEASE

TAYLOR DEVICES, INC. TO CONTINUE REPURCHASE PLAN

North Tonawanda, NY, April 4, 2002. Taylor Devices, Inc. (NASDAQ: TAYD) announced today that its Board of Directors voted unanimously to continue Registrant's 1998 plan to purchase shares of its outstanding common stock, $.025 par value ("Shares"), through open market purchases, at the direction of Registrant's President and Chief Executive Officer, Douglas P. Taylor. The Board authorized $200,000 of cash on hand to be made available for the purchases to which will be added $44,000 remaining from the previous authorization. Purchases may be made from time to time, commencing March 20, 2002, through April 1, 2003, at the then current market price of the Shares.

Taylor Devices, Inc. employs over 100 people in Western New York, and designs, develops, manufactures, and markets tension control, energy storage and shock absorption devices for use in various types of machinery, equipment and structures, including devices for seismic protection and isolation of wind-induced vibration.